
<ARTICLE>          5
<LEGEND>           THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
                   EXTRACTED FROM FINANCIAL STATEMENTS FOR THE YEAR ENDED
                   DECEMBER 31, 1995 AND IS QUALIFIED IN ITS ENTIRETY
                   BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER>       1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                             116
<SECURITIES>                                       522
<RECEIVABLES>                                    2,531<F1>
<ALLOWANCES>                                         0<F1><F2>
<INVENTORY>                                      1,921
<CURRENT-ASSETS>                                 7,647
<PP&E>                                           8,303
<DEPRECIATION>                                   4,659
<TOTAL-ASSETS>                                  16,830
<CURRENT-LIABILITIES>                            6,049
<BONDS>                                          3,964
<PREFERRED-MANDATORY>                                0<F2>
<PREFERRED>                                          0<F2>
<COMMON>                                           407<F3>
<OTHER-SE>                                       2,981<F3>
<TOTAL-LIABILITY-AND-EQUITY>                    16,830
<SALES>                                         15,451
<TOTAL-REVENUES>                                16,072
<CGS>                                           12,000
<TOTAL-COSTS>                                   14,388<F4>
<OTHER-EXPENSES>                                 (122)<F4>
<LOSS-PROVISION>                                     0<F2>
<INTEREST-EXPENSE>                                 191
<INCOME-PRETAX>                                  1,615
<INCOME-TAX>                                       501
<INCOME-CONTINUING>                              1,136
<DISCONTINUED>                                       0<F2>
<EXTRAORDINARY>                                      0<F2>
<CHANGES>                                            0<F2>
<NET-INCOME>                                     1,136
<EPS-PRIMARY>                                     2.86<F3>
<EPS-DILUTED>                                     2.84<F3>

<F1> Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Statement of Financial Position.

<F2> Amounts inapplicable or not disclosed as a separate line on the Statement of Financial Position or Results of Operations are reported as zero herein.

<F3> Amount was restated to reflect a two-for-one stock split in the form of a 100 percent stock dividend. The stock dividend was paid on July 11, 1997 to shareholders of record on June 23, 1997. The adoption of Statement of Financial Accounting Standard No. 128, "Earnings per Share" did not have a material impact on the restatement of our earnings per share numbers.

<F4> Amount was reclassified to conform with revised financial statement presentation.





